Exhibit 99.1

100 Carillon Parkway • St. Petersburg, FL 33701

NEWS FOR IMMEDIATE RELEASE

Contacts:
Henri Van Parys	Cindy Williams
Corporate Communications Manager	Investor Relations Manager
727.214.3411, ext. 5236	727.214.3411, ext. 5260
henri.vanparys@FADV.com	clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE SECOND QUARTER OF 2006

ST. PETERSBURG, Fla., July 25, 2006—First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today announced operating results for the second quarter of 2006.

First Advantage reported net income of $16.6 million (29 cents per diluted share) for the quarter ended June 30, 2006, compared with net income of $12.2 million (23 cents per diluted share) for the quarter ended June 30, 2005.

The company adopted the provisions of FAS 123R, “Share Based Payment”, as of Jan. 1, 2006, using the modified prospective application method. Results of operations for the quarter ending June 30, 2006, include share-based compensation expense of $3.1 million, which reduced basic and diluted earnings per share by 4 cents.

The results of operations for the comparable quarter ended June 30, 2005, included $3.7 million of nondeductible merger costs incurred in connection with the acquisition the Credit Information Group from The First American Corporation (NYSE: FAF), $2.0 million of costs incurred in connection with the relocation of the company’s corporate headquarters and other office consolidations, and $290,000 of costs related to the launch of the corporate branding initiative in June 2005. The total after-tax impact of these costs on results of operations for the quarter ended June 30, 2005, was to reduce net income by $5.1 million and reduce primary and diluted earnings per share by 10 cents.

Revenues for the company were $205.1 million and $163.4 million for the quarters ended June 30, 2006, and June 30, 2005, respectively.

Earnings before interest, taxes, depreciation and amortization, minority interest and share-based compensation expense (adjusted EBITDA) were $46.6 million and $31.5 million for the quarters ended June 30, 2006, and June 30, 2005, respectively.

“First Advantage continued to perform well in the second quarter of this year, underscoring the importance of the continued execution of our strategic growth strategy,” stated John Long, chief executive officer. “We are particularly pleased with our margin and EBITDA improvements. Operating margins, excluding the impact of share-based compensation expense, increased from the second quarter of 2005 in four of our operating segments: Lender Services, Dealer Services, Employer Services and Investigative and Litigation Support Services. Adjusted

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2006

EBITDA increased by 24 percent from the second quarter of last year, excluding the impact of the merger and relocation costs incurred in that period, and improved by 18 percent from the first quarter of this year.”

Management estimates that diluted earnings per share will be in the range of 27 to 31 cents for the quarter ending Sept. 30, 2006 (30 to 34 cents excluding the impact of share-based compensation expense). Total revenue for the quarter ending Sept. 30, 2006, is expected to be between $200 million and $210 million. Adjusted EBITDA for the quarter ending Sept. 30, 2006, is expected to be between $43 million and $47 million. First Advantage is adjusting its guidance for 2006 full year diluted earnings per share, estimating it to be in the range of $1.00 to $1.04 ($1.14 to $1.18 per share excluding the impact of share based compensation expense).

First Advantage’s second quarter 2006 results will be discussed in more detail on Tuesday, July 25, 2006, at 5:00 p.m. EDT, via teleconference and webcast. The teleconference dial-in number is 888.566.0007 within the U.S. and 312.470.0008 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through Aug. 1, 2006, by dialing 866.428.3801 within the U.S., or 203.369.0902 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2006

Summary Consolidated Income Statement (Unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Service revenue	$191,740	$151,171	$372,959	$279,276
Reimbursed government fee revenue	13,383	12,253	26,512	24,469

Total revenue	205,123	163,424	399,471	303,745
Cost of service revenue	59,153	45,770	115,742	83,932
Government fees paid	13,383	12,253	26,512	24,469

Total cost of sales	72,536	58,023	142,254	108,401
Gross margin	132,587	105,401	257,217	195,344

Salaries and benefits	58,746	44,387	117,380	83,662
Facilities and telecommunications	7,529	7,776	14,580	12,836
Other operating expenses	23,500	22,349	46,051	37,610
Depreciation and amortization	9,518	6,645	18,728	12,400

Income from operations	33,294	24,244	60,478	48,836

Interest (expense) income:
Interest expense	(3,250)	(1,466)	(6,491)	(2,535)
Interest income	162	14	302	26

Interest (expense) income, net	(3,088)	(1,452)	(6,189)	(2,509)
Equity in earnings of investee	551	485	660	952

Income before income taxes and minority interest	30,757	23,277	54,949	47,279
Provision for income taxes	13,387	11,083	23,887	21,093

Income before minority interest	17,370	12,194	31,062	26,186
Minority interest	733	(25)	1,680	(25)

Net income	$16,637	$12,219	$29,382	$26,211

Per share amounts:
Basic earnings per share	$.29	$.23	$.52	$.50

Basic weighted-average shares outstanding	57,730	52,828	56,868	52,599

Diluted earnings per share	$.29	$.23	$.51	$.50

Diluted weighted-average shares outstanding	57,929	53,226	58,019	52,935

EBITDA and adjusted EBITDA calculation:
Net income	$16,637	$12,219	$29,382	$26,211
Provision for income taxes	13,387	11,083	23,887	21,093
Minority interest	733	(25)	1,680	(25)
Interest expense	3,250	1,466	6,491	2,535
Depreciation and amortization	9,518	6,645	18,728	12,400

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$43,525	$31,388	$80,168	$62,214
Share based compensation expense	3,112	95	5,962	127

Adjusted EBITDA	$46,637	$31,483	$86,130	$62,341

*	EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. EBITDA and adjusted EBITDA are used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2006

Segment Financial Information (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands, except percentages)	2006 As Reported	2006 Proforma w/o Stock Based Comp	2005	2006 As Reported	2006 Proforma w/o Stock Based Comp	2005
Service revenue
Lender Services	$45,649	$45,649	$45,853	$90,951	$90,951	$85,056
Data Services	35,278	35,278	20,864	71,159	71,159	39,760
Dealer Services	31,168	31,168	23,540	60,797	60,797	43,033
Employer Services	46,840	46,840	36,891	86,502	86,502	66,779
Multifamily Services	18,759	18,759	17,088	35,452	35,452	31,589
Investigative & Litigation Support Services	15,069	15,069	7,899	30,115	30,115	14,905
Corporate	(1,023)	(1,023)	(964)	(2,017)	(2,017)	(1,846)

Consolidated	$191,740	$191,740	$151,171	$372,959	$372,959	$279,276

Income (Loss) from operations
Lender Services	$14,385	$14,569	$12,844	$27,866	$28,225	$24,625
Data Services	9,267	9,530	7,465	18,902	19,392	13,750
Dealer Services	4,973	5,085	3,162	8,901	9,107	6,558
Employer Services	5,663	6,096	3,859	8,001	8,892	6,203
Multifamily Services	4,886	5,137	5,677	8,090	8,572	9,332
Investigative & Litigation Support Services	3,087	3,278	494	6,156	6,464	679
Corporate	(8,967)	(7,289)	(9,257)	(17,438)	(14,212)	(12,311)

Consolidated	$33,294	$36,406	$24,244	$60,478	$66,440	$48,836

Operating margin percentage of service revenue
Lender Services	31.51%	31.92%	28.01%	30.64%	31.03%	28.95%
Data Services	26.27%	27.01%	35.78%	26.56%	27.25%	34.58%
Dealer Services	15.96%	16.31%	13.43%	14.64%	14.98%	15.24%
Employer Services	12.09%	13.01%	10.46%	9.25%	10.28%	9.29%
Multifamily Services	26.05%	27.38%	33.22%	22.82%	24.18%	29.54%
Investigative & Litigation Support Services	20.49%	21.75%	6.25%	20.44%	21.46%	4.56%
Corporate	N/A	N/A	N/A	N/A	N/A	N/A

Consolidated	17.36%	18.99%	16.04%	16.22%	17.81%	17.49%

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2006

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and subprime markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 4,300 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to estimated diluted earnings per share in third quarter 2006, revenue for third quarter 2006, adjusted EBITDA for third quarter 2006 and full year 2006 estimated diluted earnings per share (all excluding the impact of stock-based compensation expense) are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2005 Annual Report on Form 10-K and subsequent amendments, for a further discussion of these and other risks.

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